                                                                     Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE ISSUER HAS RECEIVED AN
OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER
SAID ACT IS NOT REQUIRED

                                  LANGER, INC.

               7% Senior Subordinated Note due September 30, 2007

September 30, 2004                                                  $
                                                                     -----------

         LANGER, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ________________ (the "Purchaser"), or its assigns (the
Purchaser and each of its assigns is a "Holder"), the principal amount of
____________ ($_________), (the "Principal Amount").

         This Senior Subordinated Note ("Note") is one of a duly authorized issue of Senior Subordinated Notes, aggregating $5,500,000 in principal amount, issued pursuant to a certain Note and Warrant Purchase Agreement (hereinafter called the "Purchase Agreement") dated as of September 30, 2004, between the
Company and the Purchasers named in said Purchase Agreement (capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement).

         This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. In addition, the payment of the principal and interest on this Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the
Purchase Agreement.

         No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places set forth herein and in the Purchase Agreement.

         1. Payment of Principal. The Company shall repay the entire Principal
Amount outstanding on or before the earliest of (a) September 30, 2007 (the
"Maturity Date"), (b) a sale or transfer (in one or more transactions or series of transactions) of (i) all or substantially all of the assets of the Company or its successors or assigns or (ii) a majority of the then-issued and outstanding capital stock of the Company or its successors or assigns, or (c) a merger, consolidation, share exchange or any other business combination involving the
Company or its successors or assigns whereby the holders of all of the issued and outstanding capital stock of the Company prior to such transaction do not hold at least a majority of the

voting stock or other voting equity of the surviving or resulting entity in the transaction immediately after consummation thereof.

         2. Payment of Interest. Interest shall accrue at the rate of seven percent (7%) per annum (based on a 360 day year comprised of twelve 30 day months) on the unpaid Principal Amount outstanding and be payable semi-annually in arrears on the last day of June and December in each year until the Maturity
Date, at which time all unpaid principal and interest shall be due and payable to the Holder in cash.

         3. Time of Payment. If any payment of principal or interest on this
Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding day that is not a Saturday, Sunday or such legal holiday (a "Business Day") and such extension of time shall in such case be included in computing interest in connection with such payment.

         4. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time or from time to time, without premium or penalty but with interest accrued and unpaid to the date of prepayment.

         5. Events of Default.

             (a) Definition. For purposes of this Note, an "Event of Default"
shall be deemed to have occurred if:

                  (i) the Company shall default in the payment of any amount due under this Note on the date when due, whether at maturity or other time, by acceleration or otherwise and such default shall continue for ten (10) days after written notice thereof ;

                  (ii) any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, and in the case of an involuntary proceeding, it is not dismissed within sixty (60) days (each, an "Insolvency
Event"); or

                  (iii) the Company fails to perform or observe any other
covenant or agreement of the Company contained in this Note or any material covenant or material agreement contained in the Purchase Agreement or the
Related Documents which remain uncured for more than ten (10) days after written notice thereof.

             (b) Consequences of Events of Default. Subject in all respects to
Article VI of the Purchase Agreement,

                  (i) If an Event of Default (other than an Insolvency Event)
has occurred and is continuing, the Holders of the Notes, by notice to the
Company from the Holders of more than 50% of the principal amount of the Notes than outstanding, may declare all or any portion of the outstanding Principal
Amount due and payable and demand immediate payment of all or any portion of the outstanding Principal Amount. If the Holder demands immediate payment of all or any portion of the Note, the Company shall immediately pay to such Holder the Principal Amount requested to be paid together with all accrued and unpaid interest thereon.

                  (ii) If an Insolvency Event has occurred, all of the
outstanding Principal Amount shall automatically be immediately due and payable without any notice or other action on the part of the Holder.

                  (iii) If any Event of Default has occurred, interest shall accrue on the Principal Amount of this Note in accordance with the terms of
Section 2 of this Note.

                  (iv) If any Event of Default has occurred, each Holder shall also have any other rights or remedies which such Person may have pursuant to applicable law or equity.

         6. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the Holder in form reasonably satisfactory to the Company, the Company will make and deliver, in lieu of this Note, a new Note of like tenor.

         7. Place of Payment; Notices. Payments of principal and any notice hereunder are to be delivered to the Holder at the following address:
______________, Attn: _____ or to such other address as specified in a written notice delivered to the Company by Holder. Notices sent by the Company shall be deemed received when delivered personally or one (1) Business Day after being sent by Federal Express or other nationally recognized overnight carrier or three (3) Business Days after being sent by certified or registered mail to the following address:

          Langer, Inc.
          450 Commack Road
          Deer Park, New York 11729
          Attention: Chief Executive Officer
          Facsimile: (631) 667-1203

          with a copy to:

          Kane Kessler, P.C.
          1350 Avenue of the Americas
          New York, New York 10019
          Attention: Robert L. Lawrence, Esq.
          Facsimile: (212) 245 3009

         8. Jurisdiction. This Note shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The Company and the
Holder, for themselves and their successors, irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of New York for the purpose of enforcing the terms of this Note or the transactions contemplated hereby. The Company and the Holder irrevocably waive (for

themselves and their successors), to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any judgment entered by any court located in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New
York County, New York has been brought in an inconvenient forum.

         9. Governing Law. The validity, construction, and interpretation of this Note shall be governed by the internal laws of the State of New York without respect to the principles of conflicts of laws of the State of New York or any other jurisdiction.

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         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                            LANGER, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: